Exhibit 10.1

2022 Equity Incentive Plan Amendment

AMENDMENT TO THE

DRAGONFLY ENERGY HOLDINGS CORP.

2022 EQUITY INCENTIVE PLAN

Dated: September 5, 2025

WHEREAS, the Board of Directors (the “Board”) of Dragonfly Energy Holdings Corp., a Delaware corporation (the “Company”) heretofore established the Dragonfly Energy Holdings Corp. 2022 Equity Incentive Plan (the “Plan”);

WHEREAS, after giving effect to the 1-for-9 reverse stock split effectuated on November 22, 2024 and shares of common stock of the Company (“Common Stock”) added to the Plan pursuant to the Plan’s “evergreen” provision effective on January 1 of each of 2023, 2024 and 2025 (which aggregate 749,454) (the “Evergreen Shares”), the maximum number of shares of Common  Stock currently available for grants of awards under the Plan (without reduction for shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan) is 1,217,443;

WHEREAS, after taking into account shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding awards under the Plan, there are currently 845,899 shares of Common Stock remaining available for additional awards under the Plan;

WHEREAS, in order to ensure that a sufficient number of shares of Common Stock continue to be available under the Plan in order to properly incentivize those eligible to participate in the Plan, including future eligible participants, the Board believes it to be in the best interests of the Company and its shareholders to increase the maximum number of shares of Common Stock available for grants of Awards under the Plan by 9,000,000 additional shares of Common Stock (the “Additional Reserved Shares”);

WHEREAS, the Board further believes it to be in the best interests of the Company and its shareholders that all such Additional Reserved Shares and the Evergreen Shares be available for grants under the Plan as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Section 8.6.2 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law.

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date hereof, the Plan is hereby amended as follows:

1. Clause (1) of Section 4.2 of the Plan is hereby amended by substituting 10,217,504 shares for 2,785,950 shares therein.

2. Section 4.3(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,217,504.”

3. Except as amended herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board.

/s/ Denis Phares
Name:	Denis Phares